                  As filed with the Commission on May 5, 1998

                                                   Registration No. 333-________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                           ------------------------
                             HELLER FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                      36-1208070
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

        500 West Monroe Street
          Chicago, Illinois                               60661
        ----------------------                            -----
(Address of principal executive offices)                (zip code)

            Heller Financial, Inc. Savings and Profit Sharing Plan

                           (Full title of the Plan)
--------------------------------------------------------------------------------
                             Debra H. Snider, Esq.
            Executive Vice President, Chief Administrative Officer
                         General Counsel and Secretary
                            Heller Financial, Inc.
                            500 West Monroe Street
                            Chicago, Illinois, 60661
                           ------------------------
                    (Name and address of agent for service)

                                (312) 441-7000
                           ------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                 Proposed maximum         Proposed maximum
        Title of securities                 Amount to be          offering price         aggregate offering          Amount of
      to be registered (1) (2)           registered (1) (2)       per share (3)              price (3)            registration fee
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.25 par value      2,000,000 shares         $30.59375                $61,187,500.00           $18,050.32
------------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Pursuant to Rule 416(a), this Registration Statement shall be deemed to cover any additional shares of Class A Common Stock, par value $.25 per share, which may be offered pursuant to the Heller Financial, Inc. Savings and Profit Sharing Plan.
(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average high and low prices reported for shares of Common Stock on the New York Stock Exchange Composite Tape on May 1, 1998, which was $30.59375.

                              PROFIT SHARING PLAN

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Heller Financial, Inc. (the "Company") and the Heller Financial, Inc. Savings and Profit Sharing Plan (the "Plan") hereby incorporates the following documents herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997; and

     (b) The Company's Annual Report on Form 10-K/A for the year ended December 31, 1997; and

     (c) The Company's Current Reports on Form 8-K filed with the Commission an January 6, 1998, January 29, 1998, January 31, 1998, February 20, 1998, February 28, 1998 and April 21, 1998; and

     (d) The description of the Company's Class A Common Stock, $.25 par value per share, contained in the "Description of Capital Stock" section of the Company's registration statement on Form S-2, file no. 333-46915, filed with the Securities and Exchange Commission (the "SEC") on February 26, 1998, including any subsequent amendments thereto or any report or other filing with the SEC updating such description.

     In addition, all documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel

     Certain matters with respect to the Common Stock of the Company being registered hereunder are being passed upon by Mark Ohringer, Esq., whose opinion is filed as Exhibit 5.1 to this Registration Statement. Mr. Mark Ohringer is Associate General Counsel and Assistant Secretary of the Company and is eligible to participate in the plan registered hereunder.

Item 6.  Indemnification of Directors and Officers

     The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "GCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in any action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

     Reference is also made to Section 102(b)(7) of the GCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

     The Amended and Restated Certificate of Incorporation of the Company provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the GCL and the Amended and Restated By-Laws of the Company provide that the Company shall indemnify its directors and officers to the full extent permitted by Section 145 of the GCL.

     The Company intends to maintain directors and officers liability insurance that insures the directors and officers of the Company against certain liabilities.

Item 7.  Exemption From Registration Claimed

     Not Applicable.

Item 8.  Exhibits

     A list of exhibits is set forth on the Index to Exhibits.

                                PROFIT SHARING

Item 9.  Undertakings

     (a) The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the annual report of the employee benefit plans pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois on the 1st day of May, 1998.


                                      HELLER FINANCIAL, INC.

                                      By: /s/ Richard J. Almeida
                                         _______________________________________
                                         Richard J. Almeida
                                         Chairman of the Board and
                                         Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lauralee E. Martin, Debra H. Snider and Mark J. Ohringer and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                            Date
---------                    -----                            ----

/s/ Richard J. Almeida       Chairman of the Board and        May 1, 1998
_______________________      Chief Executive Officer
Richard J. Almeida           (Principal Executive Officer)


/s/ Lauralee E. Martin       Executive Vice President,        May 1, 1998
_______________________      Chief Financial Officer and
Lauralee E. Martin           Director (Principal Financial
                             Officer)


/s/ Lawrence G. Hund         Executive Vice President and     May 1, 1998
_______________________      Controller (Principal
Lawrence G. Hund             Accounting Officer)


/s/ Michael J. Litwin        Executive Vice President,        May 1, 1998
_______________________      Chief Credit Officer and
Michael J. Litwin            Director


/s/ Kenichiro Tanaka         Executive Vice President and     May 1, 1998
_______________________      Director
Kenichiro Tanaka

/s/ Masahiro Sawada          Senior Vice President and        May 1, 1998
_______________________      Director
Masahiro Sawada

/s/ Dennis P. Lockhart       Director                         May 1, 1998
_______________________
Dennis P. Lockhart

/s/ Atsushi Takano       Director               May 1, 1998
____________________
Atsushi Takano
                                                May 1, 1998
/s/ Yukihiko Chayama     Director
____________________
Yukihiko Chayama
                                                May 1, 1998
/s/ Kenichi Tomita       Director
____________________
Kenichi Tomita

/s/ Takeshi Takahashi    Director               May 1, 1998
____________________
Takeshi Takahashi

/s/ Tsutomu Hayano       Director               May 1, 1998
____________________
Tsutomu Hayano

/s/ Osamu Ogura          Director               May 1, 1998
____________________
Osamu Ogura

/s/ Mark Kessel          Director               May 1, 1998
____________________
Mark Kessel

/s/ Hideo Nakajima       Director               May 1, 1998
____________________
Hideo Nakajima

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois as of the 1st day of May, 1998.


By: Heller Employee Benefits Committee, as Plan Administrator


By:
        /s/ Debra H. Snider
   __________________________________________
Name:   Debra H. Snider
Title:  Secretary of Heller Employee
        Benefits Committee

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number                             Description
-------                            -----------
   4.1.        Heller Financial, Inc. Savings and Profit Sharing Plan
               (incorporated herein by reference to Exhibit 10(q) to the
               Company's Annual Report on Form 10-K for the Year ended 1996)

   4.2         First Amendment the Heller Financial, Inc. Savings and Profit
               Sharing Plan (incorporated herein by reference to Exhibit 10(r)
               to the Company's Annual Report on Form 10-K for the Year ended
               1996)

   4.3         Second Amendment the Heller Financial, Inc. Savings and Profit
               Sharing Plan (incorporated herein by reference to Exhibit 10(s)
               to the Company's Annual Report on Form 10-K for the Year ended
               1996)

   4.4         Third Amendment the Heller Financial, Inc. Savings and Profit
               Sharing Plan (incorporated herein by reference to Exhibit 10(t)
               to the Company's Annual Report on Form 10-K for the Year ended
               1996)

   4.5         Fourth Amendment the Heller Financial, Inc. Savings and Profit
               Sharing Plan (incorporated herein by reference to Exhibit 10(u)
               to the Company's Annual Report on Form 10-K for the Year ended
               1997)

   4.6         Fifth Amendment the Heller Financial, Inc. Savings and Profit
               Sharing Plan (incorporated herein by reference to Exhibit 10.29 of the Company's registration statement number 333-46915, as amended)

   4.7         Amended and Restated Certificate of Incorporation of the Company
               (incorporated herein by reference to Exhibit 3.1 of the Company's registration statement number 333-46915, as amended)

   4.8 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 of the Company's registration statement number 333-46915, as amended)

   4.9 The description of the Company's Class A Common Stock, $.25 par value per share (incorporated herein by reference to the "Description of Capital Stock" section of the Company's registration statement on Form S-2, file no. 333-46915, as amended)

   4.10        Specimen stock certificate representing Class A Common Stock
               (incorporated herein by reference to Exhibit 4 of the Company's registration statement number 333-46915, as amended)

   5.1         Opinion re: legality of the securities being registered

   5.2         Undertaking re: Submission of Plan

  23.1         Consent of Arthur Andersen LLP

  23.2 Consent of legal counsel (included as part of their opinion filed as Exhibit 5.1)

  24.1         Powers of Attorney (included on the signature page hereof)